Exhibit 99.1

Recent Developments

Preliminary Unaudited Estimated Financial Results for the Three Months Ended June 30, 2026

We are in the process of finalizing our results for the three months ended June 30, 2026. We have presented below ranges of certain unaudited preliminary results and estimates of selected key business metrics for the three months ended June 30, 2026, as well as the comparative period for the three months ended June 30, 2025. The following information reflects our preliminary estimates with respect to such data based on currently available information and does not present all necessary information for an understanding of our financial condition for the three months ended June 30, 2026. These estimated metrics should not be viewed as a substitute for our financial statements prepared in accordance with GAAP incorporated herein by reference.

We have prepared and provided ranges, rather than specific amounts, for the information below, primarily because our financial closing and analysis procedures are not yet completed. This financial information has been prepared by, and is the responsibility of, our management and is subject to revisions based on our procedures and controls associated with our financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, or performed any procedures with respect to our preliminary results or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. Our financial closing procedures for the three months ended June 30, 2026, are not yet complete and, as a result, our actual results will not be finalized until after the completion of this offering.

Accordingly, you should not place undue reliance upon these preliminary results and estimates of selected key business metrics. While we believe that such information and estimates are based on reasonable assumptions and management’s reasonable judgment, our actual results may vary. For example, during the course of the preparation of the respective financial statements and related notes, additional items may be identified that would require material adjustments to be made to the preliminary estimated results presented. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q and incorporated by reference into this offering memorandum.

	Three Months Ended June 30,
	2026 (Estimated)		2025 (Actual)
	High	Low
	(unaudited) (in thousands, except per share amounts)
GAAP Financial Measures:
Net Sales	$421,000	$413,000	$458,816
Net loss	$(23,287)	$(26,237)	$(9,603)
Net loss attributable to common stockholders	$(23,530)	$(26,480)	$(9,589)
Diluted loss per share	$(0.57)	$(0.63)	$(0.23)
Non-GAAP Financial Measures:
Adjusted EBITDA(1)	$(9,653)	$(12,603)	$16,320
Adjusted net loss attributable to common stockholders(2)	$(22,207)	$(25,157)	$(6,139)
Adjusted diluted loss per share(2)	$(0.54)	$(0.60)	$(0.15)

(1)

Adjusted EBITDA includes noncontrolling interest and excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, the Missouri legal matter, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentation of net loss, is beneficial to an investor’s understanding of the Company’s operating performance.

(2)

Adjusted net loss attributable to common stockholders and adjusted diluted loss per share reflect adjustments for facility idling costs, the Missouri legal matter and the related tax effect of those adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net loss attributable to common stockholders and diluted loss per share, is beneficial to an investor’s understanding of the Company’s performance.

The Company’s estimates of net sales for the second quarter of 2026 were between $421 million and $413 million, reflecting an 8% to 10% decrease compared to the same quarter of the previous year. The Company’s estimates of net loss for the second quarter of 2026 were between $23 million and $26 million. The Company’s estimates of net loss attributable to common stockholders for the second quarter of 2026 amounted to between $24 million and $26 million and its estimates of adjusted net loss attributable to common stockholders for the second quarter of 2026 amounted to between $22 million and $25 million. The Company’s estimate of GAAP diluted loss per share for the second quarter of 2026 was between $(0.57) and $(0.63) or $(0.54) and $(0.60) on a non-GAAP adjusted basis.

As of June 30, 2026, total Company backlog was expected to be in excess of $950 million.

Reconciliation of net loss to adjusted EBITDA

	Three Months Ended June 30,
	2026 (Estimated)		2025 (Actual)
	High	Low
	(unaudited) (in thousands, except per share amounts)
Net loss	$(23,287)	$(26,237)	$(9,603)
Adjustments:
Income tax benefit	(9,072)	(9,072)	(2,692)
Interest expense	6,693	6,693	5,308
Depreciation and amortization	13,609	13,609	14,070
Stock-based compensation	1,910	1,910	2,374
Missouri legal matter	—	—	4,613
Impairment and other, net	(752)	(752)	14
Other, net	(367)	(367)	33
Loss from unconsolidated entity	(151)	(151)	2,203
Facility idling and related costs	1,764	1,764	—
Adjusted EBITDA(1)	$(9,653)	$(12,603)	$16,320

(1)

Adjusted EBITDA includes noncontrolling interest and excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, facility idling costs, the Missouri legal matter, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentation of net loss, is beneficial to an investor’s understanding of the Company’s operating performance.

Reconciliation of net loss attributable to common stockholders to adjusted net loss attributable to common stockholders

	Three Months Ended June 30,
	2026 (Estimated)		2025 (Actual)
	High	Low
	(unaudited) (in thousands, except per share amounts)
Net loss attributable to common stockholders	$(23,530)	$(26,480)	$(9,589)
Adjustments:
Facility idling and related costs	1,764	1,764	—
Missouri legal matter	—	—	4,613
Tax effect of aforementioned items	(441)	(441)	(1,163)
Adjusted net loss attributable to common stockholders(1)	$(22,207)	$(25,157)	$(6,139)

(1)

Adjusted net loss attributable to common stockholders reflects adjustments for facility idling costs, the Missouri legal matter and the related tax effect of those adjustments. Management believes providing adjusted net loss attributable to common stockholders and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net loss attributable to common stockholders, is beneficial to an investor’s understanding of the Company’s performance.

Reconciliation of diluted loss per share to adjusted diluted loss per share

	Three Months Ended June 30,
	2026 (Estimated)		2025 (Actual)
	High	Low
	(unaudited) (in thousands, except per share amounts)
Diluted loss per share	$(0.57)	$(0.63)	$(0.23)
Adjustments:
Facility idling and related costs	0.04	0.04	—
Missouri legal matter	—	—	0.11
Tax effect of aforementioned items	(0.01)	(0.01)	(0.03)
Adjusted diluted loss per share(1)	$(0.54)	$(0.60)	$(0.15)
Weighted average diluted shares outstanding (in thousands)	40,917	40,917	41,753

(1)

Adjusted diluted loss per share reflects adjustments for facility idling costs, the Missouri legal matter and the related tax effect of those adjustments. Management believes providing adjusted diluted loss per share and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of diluted loss per share, is beneficial to an investor’s understanding of the Company’s performance.

Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted loss per share should be considered in addition to, and not as a replacement for or superior to, the respective comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering an additional way of viewing our results that, when reconciled to the respective corresponding GAAP measures, helps our investors to better understand the Company’s view of our results as compared to prior periods. We urge you to review the reconciliations found above.

Revolving Credit Agreement Refinancing

Wabash, certain of our subsidiaries as borrowers, certain of our subsidiaries as guarantors, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent, are parties to the Second Amended and Restated Credit Agreement, dated as of December 21, 2018, as amended (the “Revolving Credit Agreement”), which provides for a $350 million revolving credit facility with a scheduled maturity date of September 23, 2027. We have received commitments from Wells Fargo Capital Finance, LLC, PNC Bank, National Association, JPMorgan Chase Bank, N.A. and other lenders to amend and extend $275 million of the Revolving Credit Agreement (the “Revolving Credit Agreement Amendment”). In addition, we are in discussions with additional lenders, which may upsize the $275 million pursuant to the Revolving Credit Agreement Amendment.

Subsequent to the closing of this offering, we expect to enter into the Revolving Credit Agreement Amendment to, among other things, (i) extend the maturity date of the revolving credit facility to the earlier of (a) five years from the closing date of the Revolving Credit Agreement Amendment and (b) the date that is 91 days prior to the maturity date of any debt in excess of $40 million, (ii) add a minimum liquidity requirement of $90 million, (iii) add a $40 million availability block on the revolving credit facility, and (iv) subject to certain conditions, suspend the springing fixed charge coverage ratio financial covenant.

The closing of the Revolving Credit Agreement Amendment is subject to market and other conditions and there can be no assurance that definitive documentation will be executed or that the closing of the Revolving Credit Agreement Amendment will occur on the terms described herein or at all. This offering is not conditioned on the closing of the Revolving Credit Agreement Amendment and the closing of the Revolving Credit Agreement Amendment is not conditioned on the closing of this offering.

4.50% Senior Notes due 2028

We currently have outstanding $400.0 million aggregate principal amount of the 2028 Notes. We intend to refinance, extend, renew, exchange or replace some or all of the 2028 Notes in advance of their maturity. We are actively considering all refinancing and other alternatives with respect to the 2028 Notes, which we may pursue or consummate, subject to market and other conditions, at any time following the completion of this offering. There can be no assurance regarding whether, when or on what terms (including, if and as applicable, through the incurrence of secured indebtedness and/or unsecured indebtedness) any such refinancing, extension, renewal, exchange or replacement of the 2028 Notes will be consummated, if at all. See “Risk Factors—Risks Relating to the Offering—The notes and the note guarantees will be effectively subordinated to our and the guarantors’ existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes.”